UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 17, 2012 (December 11, 2012)

WESCO International, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-14989

Delaware	25-1723342
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

225 West Station Square Drive
Suite 700
Pittsburgh, Pennsylvania 15219	(412) 454-2200
(Address of principal executive offices)	(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WESCO International, Inc. (the “Company”) filed a Current Report on Form 8-K on December 17, 2012 to report (i) the entrance by WESCO Distribution, Inc. (“WESCO Distribution”), WDCC Enterprises Inc. and the Company into a Term Loan Agreement, dated as of December 12, 2012; (ii) the entrance by WESCO Distribution and certain other subsidiaries of the Company into an Amended and Restated Credit Agreement, dated as of December 12, 2012; (iii) an amendment to WESCO Distribution’s accounts receivable securitization facility on December 11, 2012; and (iv) the completion of the Company’s acquisition of EECOL Holdings Ltd. (“EECOL”). Pursuant to Item 9.01(a)(4) of Form 8-K, this Amendment No. 1 to Form 8-K is being filed in order to include the required historical financial statements of EECOL Electric Corporation and the related pro forma financial information not later than 71 calendar days after December 20, 2012, the date that the initial Current Report on Form 8-K was required to have been filed to report the completion of the acquisition of EECOL Electric Corporation.

Item 2.01    Completion of Acquisition or Disposition of Assets

On December 14, 2012, the Company announced the completion of its acquisition of EECOL Electric Corporation (the “Acquisition”). The purchase price was CAD $1.14 billion, subject to post-closing adjustments relating to cash balances on hand at closing, closing working capital less other debt, pension plan funding, certain liabilities and transaction expenses. Of the purchase price, CAD $50.0 million is being held in escrow to address post-closing purchase price adjustments and potential indemnification claims against the selling parties, with all distributions from the escrow to be made within 18 months. The Acquisition was completed pursuant to the terms and conditions of the Share Purchase Agreement dated October 15, 2012 (the “Share Purchase Agreement”) between WDCC, the shareholders listed on Schedule A thereto, Jarich Holdings Ltd., EESA Corp., EESA Holdings Ltd. and EECOL Electric Corporation. The Share Purchase Agreement was filed as Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on October 17, 2012 and is incorporated by reference into this Current Report. The required historical financial statements of EECOL Holdings Ltd. and the related pro forma financial information are contained herein under Item 9.01 of this report.

Item 9.01    Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The following historical information of EECOL is attached to this Current Report and is incorporated herein by reference. While only one year of audited financial statements of EECOL is required to be filed pursuant to Item 3-05 of Regulation S-X and Item 9.01 of Form 8-K, the company is voluntarily providing the additional audited financial statements referenced in this Item 9.01(a).

Independent Auditor’s Report
Consolidated Statements of Net Earnings for the years ended January 31, 2012 and 2011
Consolidated Statements of Changes in Equity for the years ended January 31, 2012 and 2011
Consolidated Balance Sheets as of January 31, 2012 and 2011, and February 1, 2010
Consolidated Statements of Cash Flows for the years ended January 31, 2012 and 2011
Notes to Consolidated Financial Statements
Consolidated Interim Statements of Net Earnings for the six-month periods ended July 31, 2012 and 2011 (unaudited)

Consolidated Interim Statements of Changes in Equity for the six-month periods ended July 31, 2012 and 2011 (unaudited)
Consolidated Interim Balance Sheets as of July 31, 2012 and January 31, 2012 (unaudited)
Consolidated Interim Statements of Cash Flows for the six-month periods ended July 31, 2012 and 2011 (unaudited)
Notes to Consolidated Interim Financial Statements (unaudited)

(b)	Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial information as of and for the nine months ended September 30, 2012 and for the year ended December 31, 2011 that gives effect to the acquisition of EECOL is attached hereto as Exhibit 99.3 and incorporated herein by reference.

Unaudited Pro Forma Combined Condensed Balance Sheet as of September 30, 2012
Unaudited Pro Forma Combined Condensed Statement of Income for the year ended December 31, 2011
Unaudited Pro Forma Combined Condensed Statement of Income for the nine months ended September 30, 2012

(d)	Exhibits

Exhibit No.        Description

23.1	Consent of Deloitte LLP, Independent Auditors.

99.1	The audited consolidated financial statements of EECOL Holdings Ltd. as of January 31, 2012, January 31, 2011 and February 1, 2010 and for the years ended January 31, 2012 and 2011.

99.2	The unaudited consolidated financial statements of EECOL Holdings Ltd. as of and for the six months ended July 31, 2012.

99.3	The unaudited pro forma condensed combined financial statements as of and for the nine months ended September 30, 2012 that gives effect to the acquisition of EECOL Holdings Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
WESCO INTERNATIONAL, INC.
By:     /s/ Kenneth S. Parks
Kenneth S. Parks
Vice President and Chief Financial Officer

Dated: February 27, 2013

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